CONTACT:
Brainerd Communicators
Ray Yeung / Jo Anne Barrameda (Media)
yeung@braincomm.com / barrameda@braincomm.com
Corey Kinger (Investors)
kinger@braincomm.com
212.986.6667

TMNG GLOBAL REPORTS 2010 FIRST QUARTER RESULTS

Overland Park, KS – May 13, 2010 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2010 first quarter ended April 3, 2010. All per share amounts have been adjusted to reflect the 1-for-5 reverse stock split of the Company's common stock effective February 7, 2010.

Revenues in the first quarter of 2010 were $17.5 million, up from $14.2 million in the 2009 first quarter and $17.1 million in the 2009 fourth quarter.  Revenue growth was driven by increased account activity at our largest customers, supported by strength across the Company’s practice areas.  During the quarter, TMNG’s gross margin was 37.8%, compared with 38.6% in the first quarter of 2009.  The margin reduction was due to increased efforts required on select fixed-price projects, utilization of our employee consultant base and continued pricing pressure.

TMNG Global reported a net loss of ($0.8) million on a GAAP basis, or ($0.11) per diluted share for the first quarter of 2010, compared to a net loss of ($2.2) million, or ($0.31) per diluted share, for the first quarter of 2009. After adjusting for the after tax impact of non-cash items, including net realized gains on auction rate securities, depreciation and amortization expense and share-based compensation expense, non-GAAP adjusted net income was $0.1 million, or $0.01 per diluted share during the first quarter of 2010.  The comparable non-GAAP adjusted net loss for the first quarter of fiscal 2009 was ($1.3) million, or ($0.18) per diluted share.

“Our first quarter operating performance met our expectations as we executed across our practice areas and benefitted from our core expertise in assisting our clients in maximizing opportunities for both the broadband and wireless arenas,” said Richard Nespola, TMNG Global Chairman and CEO. “Strong performance from our CSMG strategy group is usually a positive leading indicator for other business units of TMNG as clients begin to invest in new business initiatives. We are seeing strength in the early part of the year accompanied by a robust pipeline of potential opportunities.  We remain confident in our ability to restore revenue growth and improve cash flow from operations in 2010, but also caution that the still-fragile economic recovery suggests business conditions will remain unpredictable quarter-to-quarter.  As we progress along the path of economic recovery, we believe TMNG is well-positioned to capture its share of opportunities while remaining focused on maintaining a healthy balance sheet and carefully managing our cost structure.”

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  TMNG Global’s non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call
The Company will host a conference call at 5:00 p.m. ET today to discuss 2010 first quarter results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 439776, through May 20, 2010.

About TMNG Global
TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, and Cartesian, and its base of over 600 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Beijing, Shanghai and Washington, D. C. For more information about TMNG Global, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown and difficult conditions in the credit markets), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 2, 2010 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 3,	April 4,
	2010	2009

Revenues	$17,459	$14,197

Cost of services (includes net non-cash share-based compensation expense of $34 and $88 for the thirteen weeks ended April 3, 2010 and April 4, 2009, respectively)	10,857	8,718

Gross Profit	6,602	5,479
Operating Expenses:

Selling, general and administrative (includes net non-cash share-based compensation expense of $79 and $220 for the thirteen weeks ended April 3, 2010 and April 4, 2009, respectively)	7,068	7,408
Intangible asset amortization	363	474
Total operating expenses	7,431	7,882
Loss from operations	(829)	(2,403)
Other income (expense):
Interest income	64	82
Interest expense	(9)	(9)
Other, net	28	24
Total other income	83	97
Loss before income tax (provision) benefit	(746)	(2,306)
Income tax (provision) benefit	(7)	122
Net loss	$(753)	$(2,184)

Net loss per common share:
Basic and diluted	$(0.11)	$(0.31)

Weighted average shares used in calculation of net loss per common share:
Basic and diluted	7,027	6,950

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 3,	January 2,
	2010	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,905	$6,301
Short-term investments	5,470	5,444
Receivables:
Accounts receivable	12,454	11,991
Accounts receivable — unbilled	4,593	4,174
	17,047	16,165
Less: Allowance for doubtful accounts	(356)	(357)
Net receivables	16,691	15,808
Prepaid and other current assets	1,388	1,206
Total current assets	27,454	28,759

NONCURRENT ASSETS:
Property and equipment, net	1,870	1,955
Goodwill	7,516	7,772
Identifiable intangible assets, net	1,947	2,516
Noncurrent investments	6,915	6,852
Other noncurrent assets	371	397
Total Assets	$46,073	$48,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,492	$1,118
Current borrowings	3,680	2,800
Accrued payroll, bonuses and related expenses	3,790	5,354
Other accrued liabilities	1,423	1,433
Deferred revenue	717	1,023
Unfavorable and other contractual obligations	592	706
Total current liabilities	11,694	12,434

NONCURRENT LIABILITIES:
Unfavorable and other contractual obligations	495	546
Other noncurrent liabilities	1,221	1,237
Total noncurrent liabilities	1,716	1,783

Total stockholders’ equity	32,663	34,034
Total Liabilities and Stockholders’ Equity	$46,073	$48,251

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 3,	April 4,
	2010	2009

Reconciliation of GAAP net loss to non-GAAP adjusted net income (loss):
GAAP net loss	$(753)	$(2,184)

Realized gain on auction rate securities	(26)	(23)
Depreciation and amortization	705	796
Non-cash share based compensation expense	113	308
Tax effect of applicable non-GAAP adjustments	34	(158)
Adjustments to GAAP net loss	826	923

Non-GAAP adjusted net income (loss)	$73	$(1,261)

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net loss per diluted common share	$(0.11)	$(0.31)

Realized gain on auction rate securities	0.00	0.00
Depreciation and amortization	0.10	0.11
Non-cash share based compensation expense	0.02	0.04
Tax effect of applicable non-GAAP adjustments	0.00	(0.02)
Adjustments to GAAP net loss per diluted common share	0.12	0.13

Non-GAAP adjusted net income (loss) per diluted common share	$0.01	$(0.18)

Weighted average shares used in calculation of diluted net loss per common share	7,027	6,950

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